SECOND AMENDMENT TO CREDIT AGREEMENT
                      ------------------------------------

         THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is dated as of the 31st day of October, 1995, and entered into among GCI Communication Corp., an Alaskan corporation (herein, together with its successors and assigns, called the "Company"), the Banks (as defined in the Credit Agreement as defined below), NATIONSBANK OF TEXAS, N.A., a national banking association, as Administrative Agent for itself and the Banks (the "Administrative Agent").

                                   WITNESSETH:
                                   ----------

         WHEREAS, the Company, the Banks, and the Administrative Agent entered into an Amended and Restated Credit Agreement, dated April 30, 1993, as amended by that certain First Amendment to Credit Agreement, dated as of October 3, 1994 (as further amended, restated or otherwise modified from time to time, the "Credit Agreement");

         WHEREAS, the Company has requested that the Credit Agreement be amended to provide for an increase and changes in the letter of credit provisions, changes in certain financial covenants and certain other changes;

         WHEREAS, the Banks, the Administrative Agent and the Company have agreed to modify the Credit Agreement upon the terms and conditions set forth below;

         NOW, THEREFORE, for valuable consideration hereby acknowledged, the Company, the Banks and the Administrative Agent agree as follows:

          SECTION 1. Definitions.

         (a) In General. Unless specifically defined or redefined below, capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement.

         (b) Definition of Aggregate Commitment . The definition of "Aggregate Commitment" on page 2 of the Credit Agreement is hereby amended and restated in its entirety as follows:

                "Aggregate Commitment" means the aggregate of the Commitments of all the Banks hereunder, as such Aggregate Commitment may be reduced pursuant to Section 2.1(f) of this Agreement.

         (c) Definition of Commitment. The definition of "Commitment" on page 5 of the Credit Agreement is hereby amended and restated in its entirety as follows:

                "Commitment" means, for each Bank, the obligation of the Bank to make Loans and issue Facility Letters of Credit not exceeding its pro rata part of $15,750,000, as such amount may be modified from time to time, as specified and set forth in any Assignment and Acceptance Agreement, or any amendment to this Agreement.

         (d) Definition of Facility Letter of Credit Commitment . The definition of "Facility Letter of Credit Commitment" on page 7 of the Credit Agreement is hereby amended and restated in its entirety as follows:

                "Facility Letter of Credit Commitment" means an amount equal to $3,000,000, as such amount may be reduced by the Company from time to time.

         (e) Definition of Fixed Charges. The definition of "Fixed Charges" on page 8 of the Credit Agreement is hereby amended and restated in its entirety as follows:

                "Fixed Charges" means, for any period, the sum of (A) interest expense on all Indebtedness of the Parent, the Company and the Subsidiaries, (B) scheduled principal payments on all Indebtedness of the Parent, the Company and its Subsidiaries, plus (C) Capital Expenditures paid by the Company or any Subsidiary, minus the cash balance in the Company and its Subsidiaries as of any such quarter end upon which such determination is made.

         (f) Definition of Loan Documents. The definition of "Loan Documents" on page 11 of the Credit Agreement is hereby amended and restated in its entirety as follows:

                "Loan  Documents"  means this Agreement,  the Notes,  the Second
          Facility Loan Notes, the Pledge and Security Agreement, the Parent Pledge Agreement, the Assignment and Security Agreement executed by the Company, any Guaranties of the Obligations, the Fee Letter, Rate Hedging Agreements executed by the Company with any Bank, any other fee letter, the Facility Letters of Credit, the Second Facility Letter of Credit and all Applications and other agreements relating to the Facility Letters of Credit and the Second Facility Letter of Credit, notes, instruments, documents and other items executed or delivered by any Person in connection herewith, as any such documents, instruments, notes or items may be amended, substituted, modified, replaced or extended from time to time.

         (g) Definition of Obligations. The definition of "Obligations" on page 12 of the Credit Agreement is hereby amended and restated in its entirety as follows:

                    "Obligations" means all unpaid principal of and accrued and unpaid interest on the Notes, all obligations under the Loan Documents, including, without limitation, all accrued and unpaid fees, all Reimbursement Obligations, Second Reimbursement Obligations, Facility Letter of Credit Obligations, Second Facility Letter of Credit Obligations and all other obligations of the Company, the Parent and the Subsidiaries to the Banks or to any Bank or the Administrative Agent arising under or in connection with the Facility Letters of Credit, the Second Facility Letter of Credit, the Applications, the Notes, the Second Facility Loan Notes, this Agreement, any Guaranties of the Obligations, the Loan Documents and Rate Hedging Obligations which are owed to any Bank, including without limitation, interest, fees and other charges that would accrue or become owing both prior to and subsequent to and but for the commencement of any proceeding against or with respect to the Company, the Parent, or any of their Subsidiaries under any chapter of the Bankruptcy Code of 1978, 11 U.S.C. Sec. 101 et. seq whether or not a claim is allowed for the same in any such proceeding to the extent permitted by law.

         (h) Definition of Note. The definition of "Note" on pages 11 and 12 of the Credit Agreement is hereby amended and restated in its entirety as follows:

                "Note" means (a) a promissory note in substantially the form of Exhibit "A" hereto, duly executed and delivered to the Administrative Agent by the Company and payable to the order of a Bank in the amount of its Commitment, or (b) any Second Facility Loan Note, or both, as applicable in the context, including any amendment, modification, extension, renewal or replacement of all of such promissory notes.

         (i) Definition of Required Banks. The definition of "Required Banks" on page 14 of the Credit Agreement is hereby amended and restated in its entirety as follows:

            "Required Banks" means Banks in the aggregate holding at least 66-2/3% of the sum of (a) the aggregate unpaid principal amount of the outstanding Advances and (b) the aggregate unpaid amount of the Reimbursement Obligations plus the Second Reimbursement Obligations, or, if no Advances, Facility Letter of Credit Obligations or the Second Facility Letter of Credit are outstanding, Banks in the aggregate having least 66-2/3% of the Aggregate Commitment.

         (j) Definition of Second Facility Letter of Credit Commitment. The definition of "Second Facility Letter of Credit Commitment" shall be added in its entirety to page 14 of the Credit Agreement in alphabetical order as follows:

                "Second Facility Letter of Credit Commitment" means an amount equal to $10,080,000, as such amount may be reduced by the Company from time to time.

         (k) Definition of Second Facility Letter of Credit. The definition of "Second Facility Letter of Credit" shall be added in its entirety to page 14 of the Credit Agreement in alphabetical order as follows:

                    "Second Facility Letter of Credit" means that certain irrevocable stand-by NationsBank of Texas, N.A. Letter of Credit issued or to be issued for the benefit of Hughes Communications Galaxy, Inc. for the account of the Company, in the original maximum face amount of $9,100,000.

         (1) Definition of Second Facility Letter of Credit Obligations. The definition of "Second Facility Letter of Credit Obligations" shall be added in its entirety to page 14 of the Credit Agreement in alphabetical order as follows:

                 "Second Facility Letter of Credit Obligations" means, as at the time of determination thereof, all liabilities, whether actual or contingent, of the Company to the Banks with respect to their interests in the Second Facility Letter of Credit as Issuer or
          participant, including the sum of (a) unpaid Second Reimbursement Obligations and (b) the aggregate undrawn face amount of the outstanding Second Facility Letter of Credit.

         (m)  Definition  of Second  Facility  Loan.  The  definition of "Second
  Facility Loan" shall be added in its entirety to page 14 of the Credit Agreement in alphabetical order as follows:

                "Second  Facility  Loan" has the  meaning  ascribed  thereto  in
          Section 2.1(a)(ii) of this Agreement.

         (n) Definition of Second Facility Loan Note. The definition of "Second Facility Loan Note" shall be added in its entirety to page 14 of the Credit Agreement in alphabetical order as follows:

                "Second Facility Loan Note" means promissory notes in form acceptable to the Administrative Agent evidencing the Second Facility Loan, duly executed and delivered to the Administrative Agent and each Bank in the amount of each Bank's pro rata percentage of the Second
          Facility Loan, including any amendment, modification, extension, renewal or replacement of any of such promissory notes.

         (o) Definition of Second Reimbursement Obligations. The definition of "Second Reimbursement Obligations" shall be added in its entirety to page 14 of the Credit Agreement in alphabetical order as follows:

                "Second Reimbursement Obligations" means, at any time, the aggregate of the obligations of the Company to the Banks in respect of all unreimbursed payments or disbursements made by the Banks under or pursuant to the Second Facility Letter of Credit.

          SECTION 2. Heading on Page 1. The number $15,000,000 on the top of page 1 of the Credit Agreement is hereby amended and restated in its entirety to read $25,830,000.

         SECTION 3. Sections  2.1,  2.2.,  2.3, 2.4 and 2.5.  Sections 2.1, 2.2,
  2.3, 2.4 and 2.5 on pages 15 through 22 of the Credit Agreement are hereby amended and restated in their entirety to read as follow:

          2.1. Loans.

          (a) (i) Loans Prior to Maturity Date. From and including the date of this Agreement and prior to the Maturity Date, each Bank severally agrees, subject to the terms and conditions set forth in this Agreement, to make Loans to the Company from time to time in amounts not to exceed in the aggregate at any one time outstanding the amount of its Available Commitment. Subject to the terms of this Agreement, the Company may borrow, repay and reborrow up to the amount of the Aggregate Available Commitment at any time prior to the Maturity Date.

          (ii) Loans Upon Draws Under the Second Facility Letter of Credit. So long as (A) there exists no Unmatured Default or Default under this Agreement both before and immediately after giving effect to any such loan, (B) the Second Facility Letter of Credit has been terminated,
          (C) there has been a draw under the Second Facility Letter of Credit, and (D) each Bank has received a duly completed and executed Second Facility Loan Note, and subject to the terms of this Agreement, each Bank severally agrees to make a term Loan to the Company in an amount not to exceed in the aggregate, the draw under the Second Facility Letter of Credit (the "Second Facility Loan"). Amounts repaid by the Company under the Second Facility Loan are not entitled to be reborrowed by the Company.

         (b) Ratable Loans. Each Advance hereunder shall consist of Loans made from the several Banks ratably in proportion to the ratio that their respective Commitments bear to the Aggregate Commitment.

         (c) Rate Options; Interest Period Payments. Each Advance shall bear interest at either the Floating Rate, the Fixed CD Rate or the Eurodollar Rate, as the Company may select in accordance with the terms of Section 2.l(h) of this Agreement. Each Advance shall be paid in full by the Company on the last day of the Interest Period applicable thereto.

          (d) Interest Recapture. If at any time the applicable rate of interest under the Agreement on any portion of the Obligations (the "Designated Rate") exceeds the Highest Lawful Rate, the rate of interest on any Advance shall be limited to the Highest Lawful Rate, but any subsequent reductions in the Designated Rate shall not reduce the rate of interest thereon below the Highest Lawful Rate until the total amount of interest paid and accrued thereon equals the amount of interest which would have accrued thereon if the Designated Rate had at all times been in effect. In the event that at maturity (stated or by acceleration or otherwise), or at final payment of the Obligations, the total amount of interest paid and accrued is less than the amount of interest which would have accrued if the Designated Rate had at all times been in effect, then, at such time and to the extent permitted by law, the Company shall pay to the Banks an amount equal to the difference between
  (i) the lesser of the amount of interest which would have accrued if the Designated Rate had at all times been in effect and the amount of interest which would have accrued if the Highest Lawful Rate had at all times been in effect, and (ii) the amount of interest actually paid on the Obligations.

          (e) Mandatory Principal Payments.

                (i) If the Company shall grant or implement a material price decrease in MTS Service and the Company shall fail to demonstrate to the satisfaction of the Required Banks, by projections employing revised revenue forecasts based upon such price decrease that, after giving effect thereto, the Company will be in compliance with the provisions of Section 7.4 for the remaining term of this Agreement, then the Company shall either (i) make a mandatory prepayment on the Advances outstanding in such amount as the Required Banks shall deem necessary to accomplish compliance with the provisions of Section 7.4 or (ii) furnish the Banks with cash collateral in such amount as the Required Banks shall deem satisfactory. Mandatory payments made pursuant to this Section 2.1.(e)(i) may not be reborrowed.

                (ii) Upon any reduction in the Aggregate Commitment in accordance with the terms of Section 2.1(f) below, the Company shall immediately pay any amount necessary to reduce the outstanding Obligations to an amount equal to or less than the sum of the Aggregate Available Commitment plus the Second Facility Letter of Credit or Second Reimbursement Obligations, together with interest and fees accrued through such date on such amount repaid.

                (iii) All outstanding Obligations shall be due and payable in full on the Maturity Date.

                (iv) The Company may from time to time pay all outstanding Floating Rate Advances, or, in a minimum aggregate amount of $100,000, or any integral multiple thereof, any portion of the outstanding Floating Rate Advances upon one Business Day's prior notice to the Administrative Agent without penalty or premium. Subject to the terms of Section 4.3, the Company may from time to time pay all Fixed Rate Advances, or, in a minimum aggregate amount of $1,000,000, or any integral multiple of $100,000 in excess thereof, any portion of the outstanding Fixed Rate Advances upon three Business Days' prior written notice.

                (v) All Reimbursement Obligations and Second Reimbursement Obligations shall be due and payable on the earlier of (A) the Maturity Date or (B) demand by the Administrative Agent.

                (vi) If at any time the Company or any Subsidiary sells assets or properties not in the ordinary course of business, which, in the aggregate for any fiscal year of the Company, exceeds a gross sales price of $500,000, the Company shall immediately make a prepayment on the Second Facility Loan (or, if the Second Facility Letter of Credit shall not have been drawn upon, the Company shall establish a cash collateral account with the Administrative Agent to secure a draw against the Second Facility Loan) in an amount equal to 100% of the net proceeds of each such sale until the Second Facility Loan has been repaid in full (or is 100% cash collateralized).

         (f) Reduction of Commitment

           (i) Optional. The Company may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Banks, in integral multiples of $500,000, upon at least ten Business Days' written notice to the Administrative Agent, which shall specify the amount of any such reduction, provided, however, that the amount of the Aggregate Commitment may not be reduced below the outstanding principal amount of the Advances outstanding thereunder. No reduction in the Aggregate Commitment shall reduce the Facility Letter of Credit Commitment unless
         (A) there are no outstanding Facility Letters of Credit and (B) (I) the Company shall designate such Aggregate Commitment reduction in writing to apply to the Facility Letter of Credit Commitment or (II) the Facility Letter of Credit Commitment shall be the only part of the Aggregate Commitment that has not been reduced to zero. All accrued fees shall be payable on the effective date of any termination of the Aggregate Commitment.

           (ii) Mandatory.

                (A) Scheduled Reduction. Notwithstanding any other provision of this Agreement reducing the Aggregate Commitment or otherwise, commencing June 30, 1993 and on each Payment Date thereafter, the Aggregate Commitment shall be permanently reduced by the amount set forth opposite the applicable Payment Date below until the Aggregate Commitment is reduced to zero. the Aggregate Commitment shall never be less than zero. Once reduced, the Aggregate Commitment (or the Commitment of any Bank) may not be reinstated.

                                                           Amount of Commitment
          Payment Dates                                             Reduction

          June 30, 1993                                              $650,000
          September 30, 1993                                         $650,000
          December 31, 1993                                          $650,000
          March 31, 1994                                             $650,000
          June 30, 1994                                              $650,000
          September 30, 1994                                         $650,000
          December 31, 1994                                          $650,000
          March 31, 1995                                             $650,000
          June 30, 1995                                              $650,000
          September 30, 1995                                         $650,000
          December 31, 1995                                          $650,000
          March 31, 1996                                             S650,000
          June 30, 1996                                              $650,000
          September 30, 1996                                         $650,000
          December 31, 1996                                          $650,000
          March 31, 1997                                             $812,500
          June 30, 1997                                              $812,500
          September 30, 1997                                         $812,500
          December 31, 1997                            All remaining amounts in
                                                       excess of zero

                    (B) Asset Sales. After the Second Facility Loan is repaid in full, if at any time the Company or any Subsidiary sells assets or properties not in the ordinary course of business, which, in the aggregate for any fiscal year of the Company, exceeds a gross sales price of $500,000, the Aggregate Commitment shall be immediately reduced by an amount equal to 100% of the net proceeds of each such sale until the Aggregate Commitment is zero.

                    (C) Expiration of Facility Letters of Credit. At such time as the Company permits all of the Facility Letters of Credit to terminate according to their terms (or such Facility Letters of Credit are replaced or substituted by Letters of Credit issued by an institution other than Administrative Agent), the Facility Letter of Credit Commitment shall be reduced to zero.

                    (D) Maturity Date. The Aggregate Commitment, the Facility Letter of Credit Commitment and each Bank's Commitment shall be reduced immediately to zero on the Maturity Date.

                    (E) Expiration of Second Facility Letter of Credit. The Second Facility Letter of Credit Commitment shall be immediately reduced to zero on June 30, 1996.

          (g) Method of Borrowing. Not later than noon Dallas time on each Borrowing Date, each Bank shall make available its Loan or Loans in funds immediately available in Dallas, to the Administrative Agent at its address specified on the signature pages or to such other address as the Administrative Agent requests in writing. The Administrative Agent will make the  funds  so  received  from  the  Banks  available  to the  Company  at the
  Administrative Agent's address set forth in Section 11.18 below. Notwithstanding the foregoing provisions of this Section, to the extent that a Loan made by a Bank matures on the Borrowing Date of a requested Loan, such Bank shall apply the proceeds of the Loan it is then making to the repayment of the maturing Loan.

          (h) Method of Selecting Rate Options and Interest Periods. The Company shall select the Rate Option and Interest Period applicable to each Advance from time to time. The Company shall give the Administrative Agent irrevocable notice (a "Borrowing Notice") to Ms. Linda Brown, telephone number (214) 508-3044 (facsimile number (214) 508-2020), not later than 10:00 a.m. Dallas time at least one Business Day before the Borrowing Date of each Floating Rate Advance, two Business Days before the Borrowing Date of each Fixed CD Rate Advance and three Business Days before the Borrowing Date of each Eurodollar Advance, specifying:

           (i) the Borrowing Date, which shall be a Business Day, of such Advance,

           (ii)the aggregate amount of such Advance and whether such Advance is made under the Aggregate Commitment or the Second Facility Loan,

           (iii) the Rate Option selected for such Advance, and

           (iv)in the case of each Fixed Rate Advance, the Interest Period applicable thereto.

  Each Fixed Rate Advance shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Fixed Rate Advance. The Company may not select a Fixed Rate for an Advance if there exists a Default or Unmatured Default. The Company shall select Interest Periods with respect to Fixed Rate Advances so that it is not necessary to pay a Fixed Rate Advance prior to the last day of the applicable Interest Period in order to repay Advances because of a mandatory reduction of the Aggregate Commitment pursuant to Section 2.1(f) of this Agreement, or a repayment of the Second Facility Loan as provided in Section 2.l(n) hereof.

           (i) Minimum Amount of Each Advance. Each Fixed Rate Advance shall be in the minimum amount of $1,000,000 (and in multiples of $100,000 if in excess thereof), and each Floating Rate Advance shall be in the minimum amount of $100,000 (and in multiples of $100,000 if in excess thereof), provided, however, that any Floating Rate Advance may be in the amount of the unused Aggregate Available Commitment.

           (j) Rate after Default. Except as provided in the next sentence, after the occurrence and during the continuance of any Default, all Advances outstanding hereunder shall bear interest until paid in full at a rate per annum equal to the lesser of (i) the Highest Lawful Rate and (ii) the sum of the Eurodollar Rate, the Fixed CD Rate or the Floating Rate otherwise applicable thereto, plus two percent per annum. No Fixed Rate Advance may be selected by the Company after the occurrence and during the continuance of any Default. In the case of a Fixed Rate Advance the maturity of which is accelerated, such Fixed Rate Advance shall bear interest for the remainder of the applicable Interest Period, at the lesser of (i) the Highest Lawful Rate and (ii) the higher of (A) the sum of the rate otherwise applicable to such Interest Period plus two percent per annum or (B) the Floating Rate plus three percent per annum.

           (k) Notes; Telephonic Notices. Each Bank is hereby authorized to record the principal amount of each of its Loans and each repayment on the schedule attached to its Note provided, however, that the failure to so record shall not affect the Company's obligations under such Note. The Company hereby authorizes the Banks and the Administrative Agent to extend Advances and effect Rate Option selections based on telephonic notices made by any person or persons the Administrative Agent or any Bank in good faith believes to be an Authorized Officer acting on behalf of the Company. The Company agrees to deliver promptly to the Administrative Agent a written confirmation of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Banks, the records of the Administrative Agent and the Banks shall govern absent manifest error.

          (l) Interest Payment Dates; Interest Basis. Interest accrued on each Advance shall be payable on the last day of its applicable Interest Period and on any date on which the Advance is prepaid, whether due to acceleration or otherwise. Interest accrued on each Fixed Rate Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest on Floating Rate Advances shall be calculated for actual days elapsed on the basis of a 365, or when appropriate 366, day year; interest on Fixed Rate Advances and fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (Dallas time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment, provided that, if any Eurodollar Loan extension shall be payable in the next calendar month, then such payment shall be made on the next preceding Business Day.

           (m) Notification of Advances, Interest Rates, Prepayments and Commitment Reductions. Promptly after receipt thereof, the Administrative Agent will notify each Bank of the contents of each Aggregate Commitment reduction notice, Borrowing Notice and repayment notice received by it hereunder. The Administrative Agent will notify each Bank of the interest rate applicable to each Fixed Rate Advance promptly upon determination of such interest rate and will give each Bank prompt notice of each change in the Corporate Base Rate.

          (n) Repayment of the Second Facility Loan. The Second Facility Loan shall be repaid in installments on the following dates in the amounts set forth opposite such dates:

                  Date                                 Amount Due
                  ----                                 ----------
           September 30, 1996                5% of Initial Amount of Second
                                                Facility Loan
           December 31, 1996                 5% of Initial Amount of Second
                                                Facility Loan
           March 31, 1997                    5% of Initial Amount of Second
                                                Facility Loan
           June 30, 1997                     5% of Initial Amount of Second
                                                Facility Loan
           September 30, 1997                5% of Initial Amount of Second
                                                Facility Loan
           December 31, 1997                75% of Initial Amount of Second
                                                Facility Loan and all other
                                                Obligations

          (o) Lending Installations. Each Bank may book its Loans at any Lending Installation selected by such Bank and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Notes shall be deemed held by each Bank for the benefit of such Lending Installation. Each Bank may, by written, telex, or telecopy notice to the Administrative Agent and the Company, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made.

                   2.2. Participation in Facility Letters of Credit and Second Facility Letter of Credit. Each Bank severally agrees, on the terms and conditions set forth in this Agreement and pursuant to Article III hereof, to purchase on the date hereof (or on the date such Bank became a party to this Agreement) participations in the Facility Letter of Credit Commitment and the Second Facility Letters of Credit Commitment and in each of the Facility Letters of Credit, the Second Facility Letters of Credit, Reimbursement Obligations and Second Reimbursement Obligations in an aggregate amount not to exceed its ratable portion (based upon the ratio such Bank's Commitment bears to the Aggregate Commitment) of the aggregate undrawn face amount of each of the Facility Letters of Credit and Second Facility Letter of Credit.

                   2.3. Fees. The Company agrees to pay to the Administrative Agent the following fees:

                  (a) subject to Section 11.17  hereof,  for the account of each
                      Bank, a commitment fee equal to 1/2 of 1% per annum on the daily unused portion of such Bank's Commitment from the date hereof to and including the Maturity Date, payable hereafter as it accrues on each Payment Date hereafter and on the Maturity Date;

                  (b) subject to Section 11.17 hereof,  for the ratable  account of each Bank, a per annum fee on each Facility Letter of Credit equal to 2% of the face amount of each Facility Letter of Credit, payable in accordance with Section 3.2 below;

                  (c) subject to Section  11.17 hereof,  for the  Administrative
                      Agent's own account, such other fees as the Company and the Administrative Agent shall have heretofore agreed upon in writing, dated the date hereof (the "Fee Letter"), and

                  (d) subject to Section 11.17 hereof,  for the ratable  account of each Bank, a per annum fee on the Second Facility Letter of Credit equal to 2% of the face amount of the Second Facility Letter of Credit, payable in accordance with Section 3.2 below.

                   2.4. Method of Payment. All payments of principal, interest, and fees hereunder shall be made in immediately available funds to the Administrative Agent at the Administrative Agent's address on the signature pages hereto or as otherwise specified pursuant to Section
          11.18 hereof or at any other Lending Installation of the Administrative Agent specified in writing by the Administrative Agent to the Company, by noon (Dallas time) on the date when due and shall be made ratably among the Banks. Each payment delivered to the Administrative Agent for the account of any Bank shall be delivered promptly by the Administrative Agent to such Bank in the same type of funds which the Administrative Agent received at its address specified pursuant to Section 11.18 hereof or at any Lending Installation specified in a notice received by the Administrative Agent from such Bank. The Administrative Agent is hereby authorized to charge the account of the Company maintained with NationsBank for each payment of principal, interest and fees as it becomes due hereunder.

                   2.5 Non-Receipt of Funds by the Administrative  Agent. Unless
          the Company or a Bank, as the case may be, notifies the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent of (a) in the case of a Bank, the proceeds of a Loan or (b) in the case of the Company, a payment of principal, interest or fees to the Administrative Agent for the account of the Banks, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but shall not be obligated to make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Bank or the Company, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (a) in the case of payment by a Bank, the federal funds rate for such day (as determined by the Administrative Agent) or (b) in the case of payment by the Company, the interest rate applicable to the relevant Loan.

         SECTION 4. ARTICLE III. ARTICLE III on pages 23 through 27 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

         3.1. Issuance of Letters of Credit

         (a) Issuance of Facility Letters of Credit. The Company shall give the Issuer not less than three Business Days prior written notice of a request for the issuance of a Facility Letter of Credit. Until the Maturity Date, upon receipt of the Company's properly completed and duly executed Applications and subject to the terms of such Applications and to the terms of this Agreement, the Issuer agrees to issue Facility Letters of Credit on behalf of the Company in an aggregate face amount not in excess of Facility Letter of Credit Commitment at any one time outstanding. No Facility Letter of Credit shall have a maturity extending beyond the earliest of (i) the Maturity Date, or
  (ii) such earlier date as may be required to enable the Company to satisfy its repayment obligations under Section 2.1(e) hereof. Subject to such maturity limitations and so long as no Default or Unmatured Default has occurred and is continuing or would result from the renewal of a Facility Letter of Credit, the Facility Letters of Credit may be renewed by the Issuer in its discretion. The Banks shall participate in any liability under the Facility Letters of Credit and in any unpaid Reimbursement Obligations of the Company with respect to any Facility Letter of Credit ratably according to the percentage their Commitment bears to the Aggregate Commitment. The amount of the Facility Letters of Credit issued and outstanding and the unpaid Reimbursement Obligations of the Company for such Facility Letters of Credit shall reduce the amount of Aggregate Commitment available, so that at no time shall the aggregate outstanding Advances together with the sum of Reimbursement Obligations plus the face amount of all outstanding Facility Letters of Credit exceed an amount equal to the Aggregate Commitment, and at no time shall the sum of all Loans by any Bank, plus its ratable share of amounts available to be drawn under the Facility Letters of Credit and its ratable share of the unpaid Reimbursement Obligations of the Company in respect of such Facility Letters of Credit, exceed its ratable percentage of the Aggregate Commitment.

         (b) Issuance of Second Facility Letter of Credit. The Company shall give the Issuer not less than three Business Days prior written notice of a request for the issuance of the Second Facility Letter of Credit or any increase thereto. Until October 31, 1995, upon receipt of the Company's properly completed and duly executed Application and subject to the terms of such Application and to the terms of this Agreement, the Issuer agrees to issue the Second Facility Letter of Credit on behalf of the Company in an aggregate face amount not in excess of $9,100,000 at any one time outstanding. Until June 20, 1996, upon receipt of the Company's properly completed and duly executed Application and subject to the terms of such Application and to the terms of this Agreement, the Issuer agrees to replace or amend the Second Facility Letter of Credit on behalf of the Company to an aggregate face amount not in excess of Second Facility Letter of Credit Commitment at any one time outstanding. The Second Facility Letter of Credit shall not have a maturity extending beyond June 30, 1996 and may not be renewed. The Banks shall participate in any liability under the Second Facility Letter of Credit and in any unpaid Second Reimbursement Obligations of the Company with respect to the Second Facility Letter of Credit ratably according to the percentage their Commitment bears to the Aggregate Commitment.

         3.2. Letter of Credit Fee.

         (a) Facility Letter of Credit Fees. In consideration for the issuance of each Facility Letter of Credit and any renewal thereof, the Company shall pay to the Administrative Agent for the account of the Issuer and the Banks, ratably in accordance with the percentage that their Commitment bears to the Aggregate Commitment, a letter of credit fee as set forth in Section 2.3(b) hereof. The letter of credit fee shall accrue from the date of issuance of each Facility Letter of Credit and shall be payable quarterly in arrears on each Payment Date and on the date of termination of such Facility Letter of Credit, and upon the Issuer's demand pursuant to Section 3.3 hereof.

         (b) Second Facility Letter of Credit Fee. In consideration for the issuance of the Second Facility Letter of Credit and any renewal thereof, the Company shall pay to the Administrative Agent for the account of the Issuer and the Banks, ratably in accordance with the percentage that their Commitment bears to the Aggregate Commitment, a letter of credit fee as set forth in
  Section 2.3(d) hereof. The letter of credit fee shall accrue from the date of issuance of the Second Facility Letter of Credit and shall be payable quarterly in arrears on each Payment Date and on the date of termination of the Second Facility Letter of Credit, and upon the Issuer's demand pursuant to
  Section 3.3 hereof.

          3.3.  Reimbursement   Obligations  and  Second  Reimbursement
          Obligations.

         (a) The Company hereby agrees to reimburse the Issuer, immediately upon demand by the Issuer, and in immediately available funds, for any payment or disbursement made by the Issuer under any Facility Letter of Credit or the Second Facility Letter of Credit. Payment shall be made by the Company with interest on the amount so paid or disbursed by the Issuer from and including the date payment is made under any Facility Letter of Credit or the Second Facility Letter of Credit to and including the date of payment, at the Floating Rate in effect from time to time plus three percent per annum; provided, however, that (a) with respect to any draw under any Facility Letter of Credit, if the Company would be permitted under the terms of Section 2.1 to borrow Advances in amounts at least equal to its reimbursement obligation for a drawing under any Facility Letter of Credit, a Floating Rate Loan by each Bank, ratably in an amount equal to the percentage that such Bank's Commitment bears to the Aggregate Commitment, shall automatically be deemed made on the date of any such payment or disbursement made by the Issuer in the amount of such obligation and subject to the terms of this Agreement, and (b) with respect to any draw under the Second Facility Letter of Credit, subject to the terms of this Agreement, the Company may be entitled to borrow a term-loan from the Banks in the form of a Second Facility Loan in accordance with the terms of this Agreement.

          (b) The Company hereby also agrees to pay to the Issuer, immediately upon demand by the Issuer and in immediately available funds, as security for its reimbursement obligations in respect of the Facility Letters of Credit and Second Facility Letter of Credit under Section 3.3(a) hereof and any other amounts payable hereunder and under the Notes, an amount equal to the sum of the aggregate amount available to be drawn under Facility Letters of Credit and the Second Facility Letter of Credit then outstanding plus any Reimbursement Obligations and Second Reimbursement Obligations, irrespective of whether any of the Facility Letters of Credit or the Second Facility Letter of Credit has been drawn upon, at the occurrence of a Default or Unmatured Default. Any such payments shall be deposited in a separate account designated "GCIC Special Account" or such other designation as the Issuer shall elect. All such amounts deposited with the Issuer shall be and shall remain funds of the Company on deposit with the Issuer and may be invested by the Issuer as the Issuer shall determine. Such amounts may not be used by the Issuer to pay the drawings under the Facility Letters of Credit and the Second Facility Letter of Credit; however, such amounts may be used by the Issuer as reimbursement for Facility Letter of Credit or Second Facility Letter of Credit drawings which the Issuer has paid. During the existence of a Default or an Unmatured Default but after the expiry of any Facility Letter of Credit or Second Facility Letter of Credit that was not drawn upon, the Company may direct the Administrative Agent to use any cash collateral for any such expired Facility Letter of Credit or Second Facility Letter of Credit, if any, to prepay Advances in accordance with Section 2.1. Any amounts remaining in the GCIC Special Account after the date of the expiry of all Facility Letters of Credit and the Second Facility Letter of Credit and after all Obligations have been paid in full, shall be repaid to the Company promptly after such expiry and such payment in full.

         (c) The obligations of the Company under this Section 3.3 will continue until all Facility Letters of Credit and the Second Facility Letter of Credit have expired and all Reimbursement Obligations and Second Reimbursement Obligations with respect thereto have been paid in full by the Company and until all of the other Obligations shall have been paid in full.

         (d) The Company shall be obligated to reimburse the Issuer upon demand for all amounts paid under the Facility Letters of Credit and Second Facility Letter of Credit as set forth in Section 3.3(a) hereof; provided, however, if the Company for any reason fails to reimburse the Issuer in full upon demand, whether by borrowing Advances to pay such Reimbursement Obligations, Second Reimbursement Obligations or otherwise, the Banks shall reimburse the Issuer ratably in accordance with percentage that each Bank's ratable percentage of the Commitment bears to the Aggregate Commitment, for amounts due and unpaid from the Company as set forth in Section 3.4 hereof; provided, however, that no such reimbursement made by the Banks shall discharge the Company's obligations to reimburse the Issuer.

         (e) The Company shall indemnify and hold the Issuer or any Bank, its officers, directors, representatives and employees harmless from loss for any claim, demand or liability which may be asserted against the Issuer or such indemnified party in connection with actions taken under the Facility Letters of Credit or the Second Facility Letter of Credit, or in connection with either thereof (including losses resulting from the negligence of the Issuer or such indemnified party), and shall pay the Issuer for reasonable fees of attorneys (who may be employees of the Issuer) and legal costs paid or incurred by the Issuer in connection with any matter related to the Facility Letters of Credit or the Second Facility Letter of Credit, except for losses and liabilities incurred as a direct result of the gross negligence or willful misconduct of the Issuer or such indemnified party. If the Company for any reason fails to indemnify or pay the Issuer or such indemnified party as set forth herein in full, the Banks shall indemnify and pay the Issuer upon demand, ratably in accordance with each Bank's percentage of the Aggregate Commitment, such amounts due and unpaid from the Company. The provisions of this Section 3.3(e) shall survive the termination of this Agreement.

         3.4. Banks' Obligations. Each Bank agrees, unconditionally and irrevocably to reimburse the Issuer (to the extent the Issuer is not otherwise reimbursed by the Company in accordance with Section 3.3(a) hereof) on demand for such Bank's ratable percentage according to the percentage that such Bank's Commitment bears to the Aggregate Commitment of each draw paid by the Issuer under any Facility Letter of Credit or the Second Facility Letter of Credit. All amounts payable by any Bank under this subsection shall include interest thereon at the Federal Funds Effective Rate, from the date of the applicable draw to the date of reimbursement by such Bank. No Bank shall be liable for the performance or nonperformance of the obligations of any other Bank under this Section. The obligations of the Banks under this Section shall continue after the Maturity Date and shall survive termination of any Loan Documents.

         3.5. The Issuer's Obligations.

         (a) The Issuer makes no representation or warranty, and assumes no responsibility with respect to the validity, legality, sufficiency or enforceability of any Application or any document relative thereto, or to the collectibility thereunder. The Issuer assumes no responsibility for the financial condition of the Company or for the performance of any obligation of the Company. The Issuer may use its discretion with respect to exercising or refraining from exercising any rights, or taking or refraining from taking any action which may be vested in it or which it may ' entitled to take or assert with respect to any Facility Letter of Credit, the Second Facility Letter of Credit or any Application.

         (b) The Issuer shall be under no liability to any Bank, with respect to anything the Bank may do or refrain from doing in the exercise of its judgment, the sole liability and responsibility of the Issuer being to handle each Bank's share on as favorable a basis as the Issuer handles its own share and to promptly remit to each Bank its share of any sums received by the Issuer under any Application. The Issuer shall have no duties or responsibilities except those expressly set forth herein and those duties and liabilities shall be subject to the limitations and qualifications set forth herein.

         (c) Neither the Issuer nor any of its directors, officers, or employees shall be liable for any action taken or omitted (whether or not such action taken or omitted is expressly set forth herein, is negligent, or otherwise) under or in connection herewith or any other instrument or document in connection herewith, except for gross negligence or willful misconduct. The Issuer shall incur no liability to any Bank or the Company in acting upon any notice, document, order, consent, certificate, warrant or other instrument believed by the Issuer to be genuine or authentic and to be signed by the proper party.

         SECTION 5. Section 5.2. Section 5.2 on pages 32 and 33 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                   5.2. Each Advance or the Issuance of any Facility Letter of Credit or the Second Facility Letter of Credit. The Banks shall not be required to make any Advance, and the Issuer shall not be obligated to issue any Facility Letter of Credit or the Second Facility Letter of Credit, unless on the applicable Borrowing Date or the date of issuance of such Facility Letter of Credit or Second Facility Letter of Credit:

                   (a) There exists no Default or Unmatured Default.

                   (b) The representations  and warranties  contained in Article
                       VI and in any Application and Loan Document are true and correct as of such Borrowing Date.

                   (c) In the event the Company shall have theretofore  granted, implemented or given notice of its intent to grant or implement a material price decrease in MTS Service, the Company shall demonstrate to the satisfaction of the Required Banks that the Company shall be in compliance with the provisions of Section 7.4.

                   (d) A duly completed and executed  Application  acceptable to the Issuer for each and every Facility Letter of Credit or for the Second Facility Letter of Credit, as applicable.

                   (e) All legal matters  incident to the making of such Advance shall be satisfactory to the Banks and their respective counsel.

                   Each Borrowing Notice with respect to each such Advance shall constitute a representation and warranty by the Company that the conditions contained in Sections 5.2(a) and 5.2(b) have been satisfied. Any Bank may require a duly completed Compliance Certificate as a condition to making an Advance.

         SECTION 6. Section 7.4(a). Section 7.4(a) on page 41 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                   (a) Leverage  Ratio.  The Company will  maintain at all times during the time periods set forth below, a Leverage Ratio not greater than the ratio set forth below opposite each such period:

                        Period                             Ratio
                        ------                             -----
         Date hereof through and including 6/29/93      3.50 to 1.00
         6/30/93 through and including 9/29/93          3.20 to 1.00
         9/30/93 through and including 12/30/93         2.75 to 1.00
         12/31/93 through and including 6/30/94         2.40 to 1.00
         7/01/94 through and including 9/30/96          2.00 to 1.00
         10/01/96 and thereafter                        1.50 to 1.00

         SECTION 7. Section 7.4(c). Section 7.4(c) on page 41 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                   (c) Fixed  Charge  Coverage.  At all  times  during  the time periods set forth below, the Company will not permit the ratio of (i) Annualized Operating Cash Flow to (ii) Fixed Charges for the four fiscal quarters then most recently ended for the Company and the Subsidiaries on a consolidated basis, to be less than the following ratios set forth below opposite each such period:

                        Period                             Ratio
                        ------                             -----
         Date hereof through and including 6/30/94      1.00 to 1.00
         7/01/94 through and including 6/30/95          1.10 to 1.00
         7/01/9S through and including 12/31/95         1.20 to 1.00
         1/01/96 and thereafter                         1.00 to 1.00

         SECTION 8. Section 7.4(d). Section 7.4(d) on page 41 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                   (d) Pro Forma Debt Service  Coverage Ratio.  The Company will not permit the ratio of (i) Annualized Operating Cash Flow to (ii) Pro Forma Debt Service for the Company and the Subsidiaries on a consolidated basis, to be less than the following ratios set forth below opposite each such period:

                        Period                             Ratio
                        ------                             -----
         Date hereof through and including 6/30/96      1.50 to 1.00
         7/01/96 and thereafter                         1.15 to 1.00

         SECTION 9. Section 7.12. Section 7.12 on page 43 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

               7.12. Dividends and Stock Repurchases. The Company will not declare or pay (or set aside any funds or establish any sinking fund for such purpose) any dividends on its capital stock (other than dividends payable in its own capital stock), and the Company will not, nor will it permit any Subsidiary to, redeem, repurchase or otherwise acquire or retire any of its capital stock at any time outstanding, provided that, so long as (a) both before and after giving effect to such repurchase, there exists no Default or any event or circumstance which, with the giving of notice or the passing of time could become a Default, (b) such repurchase is prior to December 31, 1997, and (c) the Company may declare or pay (or set aside any funds or establish any sinking fund for such purpose) any dividends on its capital stock to the Parent to enable the Parent to repurchase its capital stock up to the lesser of (i) 1,000,000 shares or (ii) an amount of shares for which the purchase price is less than or equal to $5,000,000 in the aggregate. No Subsidiary may declare or pay any dividends on its capital stock (other than dividends payable in its own capital stock), except that Wholly-Owned Subsidiaries may declare or pay any dividend.

         SECTION 10. Section 7.21. Section 7.21 on page 46 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

               7.21. Letters of Credit. The Company will not, nor will it permit any Subsidiary to, apply for or become liable upon any Letter of Credit except the Facility Letters of Credit and the Second Facility Letter of Credit.

         SECTION 11. Section 8.12. Section 8.12 on page 51 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

               8.12. Nonpayment by the Parent, the Company or any Subsidiary of any Reimbursement Obligations or Second Reimbursement Obligations when due, or the occurrence of any "default" as defined in any Loan Document (other than this Agreement or the Notes), or the breach of any term or provision in any Application for any Facility Letter of Credit or Second Facility Letter of Credit, or the breach of any of the terms or provisions of any Loan Document (other than this Agreement or the Notes), which default or breach continues beyond any period of grace therein provided.

         SECTION 12. Section 9.1. Section 9.1 on pages 52 and 53 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

               9.1. Acceleration and Other Remedies. If any Default described in
          Section 8.6 or 8.7 occurs, the obligations of the Banks to make Loans hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Administrative Agent or any Bank. If any other Default occurs, Fixed Rate Loans shall no longer be available to the Company and the Required Banks may, and at the direction of the Required Banks the Administrative Agent shall, (a) terminate or suspend the obligations of the Banks to make Loans hereunder, terminate any or all of the Facility Letter of Credit Commitment, the Second Facility Letter of Credit Commitment, the Aggregate Commitment or any Commitment, or declare the Obligations to be due and payable, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Company hereby expressly waives, and (b) demand and the Company shall pay to the Issuer, immediately upon demand and in immediately available funds, the amount equal to the aggregate amount of the sum of the Facility Letters of Credit plus the Second Facility Letter of Credit then outstanding, irrespective of whether such Facility Letters of Credit or Second Facility Letter of Credit have been drawn upon, all as set forth and in accordance with the terms of provisions of Article III hereof. The Issuer shall promptly advise the Company of any such declaration or demand but failure to do so shall not impair the effect of such declaration or demand. The Administrative Agent and the Banks may exercise all of the post-default rights granted to them under the Loan Documents or under Applicable Law. The rights and remedies of the Administrative Agent and the Banks hereunder shall be cumulative, and not exclusive.

         SECTION 13. Section 11.18. Section 11.18 on pages 62 and 63 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

               11.18. Giving Notice. Any notice required or permitted to be given under this Agreement may be, and shall be deemed, given when deposited in the United States mail, postage prepaid, or by facsimile when transmitted to the Company, the Banks or the Administrative Agent at the addresses indicated below, or at such other addresses as any party shall request by notice to the other parties:

         If to the Administrative Agent:

                  NationsBank of Texas, N.A.
                  901 Main Street
                  64th Floor
                  Dallas, Texas 75202

                  Attn:             W. Hutchinson McClendon, IV
                                    Whitney L. Busse
                                    Telephone: (214) 508-0996 (Mr. McClendon)
                                               (214) 508-0950 (Ms. Busse)
                                    Telecopy:  (214) 508-9390
         With a copy to:

                  Donohoe, Jameson & Carroll, P.C.
                  3400 Renaissance Tower
                  1201 Elm Street
                  Dallas, Texas 75270

                  Attn:             Melissa Ruman Stewart, Esq.
                                    Telephone: (214) 698-3814
                                    Telecopy: (214) 744-0231

         If to the Company:

                  GCI Communication Corp.
                  2550 Denali Street, Suite 1000
                  Anchorage, Alaska 99503-2781

                  Attn: Mr. John M. Lowber
                  Telephone: (907) 265-5600
                  Telecopy: (907) 265-5676

         With a copy to:

                  Hartig, Rhodes, Norman, Mahoney & Edwards
                  717 K Street
                  Anchorage, Alaska

                  Attn: Robert B. Flint, Esq.
                  Telephone: (907) 276-1592
                  Telecopy: (907) 277-4352

         SECTION 14. Conditions Precedent. This Amendment shall not be effective until the Administrative Agent shall have determined in its sole discretion that all proceedings of the Company taken in connection with this Amendment and the transactions contemplated hereby shall be satisfactory in form and substance to the Administrative Agent:

               (a) a loan  certificate  of the Company  certifying (i) as to the accuracy of its representations and warranties set forth in Article VI of the Credit Agreement, as amended by this Amendment, the other Loan Documents and in this Amendment, (ii) that there exists no Default, or event which but for the giving of notice or passage of time or both would constitute a Default, and the execution, delivery and performance of this Amendment will not cause a Default or event which but for the giving of notice or passage of time or both would constitute a Default, (iii) as to resolutions authorizing the Company to execute, deliver and perform this Amendment and all Loan Documents and other documents and instruments delivered or executed in connection with this Amendment, and (iv) that it has complied with all agreements and conditions to be complied with by it under the Credit Agreement, the other Loan Documents and this Amendment by the date hereof;

               (b) an opinion of counsel of Company acceptable to the Administrative Agent with respect to this Second Amendment and all other Loan Documents executed in connection herewith, including, without limitation, an opinion with respect to the validity and enforceability of the Loan Documents before and after giving effect to this Second Amendment (including with respect to all security interests and liens securing the increased Obligations";

               (c) the Company shall have paid in full to the Administrative Agent for the account of the Banks, a one-time facility fee for the increase in the loan facility provided to the Company in the amount of $81,225;

               (d) new Notes for each Bank;

               (e) the Company shall have executed and delivered to the Administrative Agent that certain Assignment and Security Agreement dated the date hereof, and the Administrative Agent and the Banks shall have a valid first perfected security interest in all rights of the Company in and to that certain Transponder Purchase Agreement for Galaxy X, dated August 24, 1995, by and between the Company and Hughes Communications Galaxy, Inc. (and Hughes Communications Galaxy, Inc. shall have consented thereto in form and substance satisfactory to Administrative Agent);

               (f) a new compliance certificate executed and completed after giving effect to the facility increases and covenant changes set forth herein; and

               (g) such other documents, instruments, and certificates, in form and substance satisfactory to the Administrative Agent, as the Administrative Agent shall deem necessary or appropriate in connection with this Amendment and the transactions contemplated hereby.

         SECTION 15. Representations and Warranties. The Company represents and warrants to the Banks and the Administrative Agent that (a) the Aggregate Commitment under the Credit Agreement as of the date hereof, as previously reduced and after giving effect to this Amendment, is $9,250,000 (which includes the $3,000,000 Facility Letter of Credit Commitment), (b) this Amendment constitutes its legal, valid, and binding obligation, enforceable in accordance with the terms hereof (subject as to enforcement of remedies to any applicable bankruptcy, reorganization, moratorium, or other laws or principles of equity affecting the enforcement of creditors' rights generally), (c) there exists no Default or event which but for the giving of notice or passage of time or both would constitute a Default, under the Credit Agreement, (d) its representations and warranties set forth in the Credit Agreement and other
  Loan Documents are true and correct on the date hereof, (e) it has complied with all agreements and conditions to be complied with by it under the Credit Agreement and the other Loan Documents by the date hereof, and (f) the Credit Agreement, as amended hereby, and the other Loan Documents remain in full force and effect.

         SECTION 16. Entire Agreement; Ratification. THE CREDIT AGREEMENT AND THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENT OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. EXCEPT AS MODIFIED OR SUPPLEMENTED HEREBY, THE CREDIT AGREEMENT, THE OTHER LOAN DOCUMENTS AND ALL OTHER DOCUMENTS AND AGREEMENTS EXECUTED IN CONNECTION THEREWITH SHALL CONTINUE IN FULL FORCE AND EFFECT.

         SECTION 17. Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. In making proof hereof, it shall not be necessary to produce or account for any counterpart other than one signed by the party against which enforcement is sought.

         SECTION 18. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF TEXAS, BUT GIVING EFFECT TO FEDERAL LAWS.

         SECTION 19. CONSENT TO JURISDICTION. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR TEXAS STATE COURT SITTING IN DALLAS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE COMPANY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY BANK TO BRING PROCEEDINGS AGAINST THE COMPANY IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE COMPANY AGAINST THE ADMINISTRATIVE AGENT OR ANY BANK OR ANY AFFILIATE OF THE ADMINISTRATIVE AGENT OR ANY BANK INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN DALLAS, TEXAS.

         SECTION 20. WAIVER OF JURY TRIAL. THE COMPANY, THE ADMINISTRATIVE AGENT AND EACH BANK HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

  IN WITNESS WHEREOF, this Second Amendment to Credit Agreement is executed as of the date first set forth above.

                                   GCI COMMUNICATION CORP.

                                   /s/ John M. Lowber
                                   By:
                                   Its:SVP & CAO



                                   NATIONSBANK OF TEXAS, N.A.,
                                   Individually and as Administrative Agent

                                   /s/ Whitney L. Busse
                                   By:Whitney L. Busse
                                   Its:Vice President

                                    EXHIBIT A

                                      NOTE

                                  Dallas, Texas
$
 -------------                                                   --------------

     GCI Communication Corp., an Alaskan corporation ("Company"), promises to pay to the order of NationsBank of Texas, N.A. ("Bank") the lesser of the principal sum of NO\ONE-HUNDREDTHS DOLLARS ($ ) or the aggregate unpaid principal amount of all Loans made by Bank to Company pursuant to Section 2.1
(a)(i) of the Agreement (as hereinafter defined) in immediately available funds at the principal office of NationsBank of Texas, N.A., as Administrative Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Company shall pay each Loan in full on the last day of such Loan's applicable Interest Period and shall make such mandatory payments and prepayments as are required to be made under the terms of
Article II of the Agreement.

     The Bank shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

     THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF TEXAS BUT GIVING EFFECT TO THE FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

     This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Amended and Restated Credit Agreement, dated as of April 30, 1993 (as amended or modified and in effect from time to time, the "Agreement"), among Company, the banks named therein and NationsBank of Texas, N.A., as Administrative Agent, to which Agreement reference is hereby made for a statement of the terms and conditions under which this Note may be prepaid or its maturity date accelerated. This Note is secured pursuant to certain pledge and security agreements, all as more specifically described in the Agreement, and reference is made thereto for a statement of the terms and provisions thereof. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

     This Note is a renewal, extension, increase and modification of that certain Note dated May 14, 1993 (the "Original Note") executed by the Company and made payable to the Administrative Agent.

                                                       GCI COMMUNICATION CORP.

                                                       By: